UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 14, 2006


                          AURORA OIL & GAS CORPORATION
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             (Exact name of registrant as specified in its charter)


           UTAH                          0-25170                  87-0306609
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(State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                 File Number)          Identification No.)


     4110 Copper Ridge Drive, Suite 100, Traverse City, MI         49684
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           (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (231) 941-0073



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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

         On July 10, 2006, we entered into a binding letter of intent pursuant to which we agreed to purchase all of the assets of Bach Enterprises, Inc., certain assets owned by Bach Energy, LLC and a limited liability company known as Kingsley Development LLC (together "Bach"). The letter of intent contemplates a 60 day due diligence period followed by notice and a 30 day cure period if material issues are identified in the due diligence process. Closing is expected to occur within 90 days.

         Assets to be acquired include operating assets, intellectual property, certain oil and natural gas assets, and an office building. The purchase price will include cash and common stock. The shares issued to the sellers will be subject to a one year lock-up period.

         The principals of Bach are Rob Bach and Rick Bach. The letter of intent provides that we will enter into 5 year employment agreements with each of them, and they will agree not to compete during their employment and for a period of one year following termination of their employment.

         Bach is primarily an oil and gas service company. We have been working exclusively with Bach for our service business in Michigan for several years. Services they have provided for us include building compressors, CO2 removal, pipelining, and facility construction. Bach has become an industry leader through the development of cutting edge technologies. Low pressure CO2 removal, electric componentized compression, tankless water disposal, and water evacuated sump inflow lines are examples of innovations that were introduced to us by Bach.

         We expect to put the service company assets into a wholly owned subsidiary that will continue to operate separately from our main corporate offices, with the level of operational integration to be determined at a later date.


                                   SIGNATURES

According to the requirements of the Securities Exchange Act of 1939, the Registrant had duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on July 14, 2006.


                                            AURORA OIL & GAS CORPORATION


Date:  July 14, 2006                        /s/ William W. Deneau
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                                            By: William W. Deneau
                                            Its: President